UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) July 14, 2008

Semtech Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-6395	95-2119684
(Commission File Number)	(IRS Employer Identification No.)

200 Flynn Road Camarillo, California	93012-8790
(Address of Principal Executive Offices)	(Zip Code)

805-498-2111

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

In fiscal year 2007, Semtech Corporation (the “Company”) was served with five purported shareholder derivative lawsuits making various allegations with respect to stock option improprieties and financial reporting. As reported in the Company’s Annual Report on Form 10-K for the fiscal year ended January 27, 2008 (“FY2008 Form 10-K”), the Company reached a tentative settlement in these cases during the fourth quarter of fiscal year 2008.

On July 14, 2008, the Company and the plaintiffs entered into a Memorandum of Understanding (“MOU”) that sets forth the terms of the settlement to be filed with the court for approval. The MOU describes various corporate governance reforms instituted by the Company, calls for a dismissal of the case with prejudice, provides for release of the defendants, and provides for the Company to pay $3.25 million as attorney fees to the plaintiffs’ counsel. The MOU is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

As previously reported in the FY2008 Form 10-K, in the fourth quarter of fiscal year 2008 the Company recorded a charge of $1.6 million, which is net of committed insurance proceeds, for the monetary component of the settlement.

Item 8.01	Other Events.

Emeka Chukwu, Chief Financial Officer of Semtech Corporation (the “Company”), has informed the Company that he has entered into a written stock trading plan in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934 to sell up to 9,000 shares of the Company’s common stock on the open market beginning in August 2008. The plan provides for sales of specified numbers of shares at specified times and sales of specified numbers of shares at specified prices. The plan will terminate when all shares under the plan have been sold, or in July 2010 if earlier.

Currently, Mr. Chukwu reports ownership of 54,637 shares of the Company’s common stock, options for 142,000 shares of the Company’s common stock, and 33,500 stock units that are the economic equivalent of the same number of shares of the Company’s common stock, although some of the stock, stock units and options have not yet vested.

Rule 10b5-1 plans are permitted under the Company’s Insider Trading Policy and this plan was established during one of the Company-established windows during which employees and directors may trade in Company securities. Transactions under the plan will be reported to the Securities and Exchange Commission in accordance with applicable rules.

Except as may be required by law, the Company does not undertake to report modifications, terminations, or other activities under any publicly announced trading plan or to report trading plans established by other Company employees, officers or directors.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits

Exhibit 10.1	Memorandum of Understanding

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	July 17, 2008	SEMTECH CORPORATION

		By:	/s/ Emeka Chukwu
Emeka Chukwu
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description of Document

10.1	Memorandum of Understanding

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